EXHIBIT H-2



                       TRANSFER AGENCY SERVICES AGREEMENT

THIS TRANSFER AGENCY SERVICES AGREEMENT ("AGREEMENT") is made as of January 10, 2014, by and between The KP Funds, a Massachusetts business trust and an open-end investment company registered as such under the Investment Company Act of 1940, (the "CLIENT"), on behalf of each of its Funds, as defined below, severally and not jointly, and Northeast Retirement Service, Inc., a Massachusetts corporation with its primary place of business at 12 Gill Street, Woburn, Massachusetts 01801 (the "SERVICE PROVIDER" and, with the Client, the "PARTIES").

The Client hereby appoints Service Provider as transfer agent for shares of The KP Funds, as service agent in connection with dividend and distribution functions, and as shareholder servicing agent for The KP Funds, and Service Provider accepts such appointment and agrees to provide the Services described in this Agreement and accompanying schedules.

1. DEFINITIONS

     Schedu1e 1 contains capitalized terms that have the meanings set forth therein. Other capitalized terms used but not defined in Schedule 1 will have the meanings set forth herein.

2. SERVICES AND RELATED TERMS AND CONDITIONS

(A) SERVICES. The Services are described in Schedule 2 (the "SERVICES SCHEDULE"). The Service Provider will perform the Services in accordance with and subject to the terms of this Agreement starting on the Effective Date and ending on the final day of the Term. The Services will be provided only on Business Days, and any functions or duties normally scheduled to be performed on any day that is not a Business Day will be performed on, and as of, the next Business Day.


(B) SERVICE CHANGES. The Service Provider will be obliged to perform only those Services set forth in the Services Schedule. The Service Provider will not be obliged to change the Services unless it has agreed to do so pursuant to an amendment to the Services Schedule. The Service Provider will reasonably accommodate written requests to change the Services that the Service Provider determines in good faith to be non-material taking into account the effort and costs required to effect the requested change; the Client recognizes that isolated requests for changes or adjustments, when combined with other such requests, may in the aggregate have a material effect. Any change to the Services agreed by the Service Provider (a "SERVICE CHANGE") will be set forth in an amendment to the Services Schedule signed by both Parties; each such amendment will specify (i) the timeline and dependencies, and the parties' respective obligations, for implementing the Service Change and (ii) any implementation or additional ongoing fees and expenses that may be required to effect such Service Change. The foregoing process is the "CHANGE CONTROL PROCESS."


(C) PROVISION OF INFORMATION; COOPERATION. In order to permit the Service Provider to provide the Services, the Client agrees to provide, and to cause each other agent or current or immediately preceding service provider to the Client to provide, to the Service Provider the information (and in such reasonable medium) that the Service Provider may reasonably request in connection with the Services and this Agreement, including, without limitation, any Organic Documents, Offering Documents and Policies and Procedures of the Client and any amendments thereto. Client requests to make a material change to the Services necessitated by a change to the Client's Organic Documents, Offering Documents or such Policies and Procedures or a change in applicable Law will be effective only upon execution by the parties of an amendment to the Services Schedule, as contemplated by the Change Control Process.


(D) DEPENDENCIES. Without prejudice to Section 6(B), the Service Provider will not be liable to the Client or any other Person for any failure to provide any Service in the following circumstances: (i) if any Dependency set forth in Schedule 3 is not met through no fault of the Service Provider; (ii) if the failure is at the written request or with the written consent of an Authorized Person; (iii) if any Law to which the Service Provider is subject prohibits or limits the performance of the Services; and/or (iv) if the failure results from a Force Majeure Event, provided that the Service Provider has implemented and maintains commercially reasonable business continuity policies and procedures prior to and throughout the duration of any such Force Majeure Event.

     Notwithstanding the foregoing, the Service Provider will nevertheless use commercially reasonable efforts to provide the Services while any of the circumstances specified in this Section 2(D) subsist. For purposes


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     hereof, "FORCE MAJEURE EVENT" means any event due to any cause beyond the reasonable control of the Service Provider or, as applicable, any Administrative Support Provider, such as unavailability of communications systems or pricing information, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government, or suspension or disruption of any relevant stock exchange or securities clearance system or market. The Service Provider will use commercially reasonable efforts to minimize the adverse effects to the Client of any Force Majeure Event.

(E) INFORMATION AND DATA SOURCES; LIABILITY FOR THIRD PARTIES. For purposes of this Agreement:

     (i) as between the Client and the Service Provider, the Client is responsible for the accuracy and completeness of (A) the information contained in the Organic Documents, Offering Documents and any Policies and Procedures submitted to the Service Provider pursuant to
          Section 2(C) above and (B) any data submitted to the Service Provider for processing by the Client or its employees, agents and subcontractors (other than the Service Provider) and predecessor service providers, including information and data submitted by (1) any investment adviser providing services or acting for the benefit of the Client ("INVESTMENT ADVISERS") or (2) any intermediaries or distributors, or their agents, acting for the benefit of the Client or its Customers ("INTERMEDIARIES"). The Service Provider may charge the Client for additional work required to re-process any such incorrect data at its standard hourly rates or as set forth in the Fee Schedule;


     (ii) The Service Provider is responsible for the accuracy and completeness of any data prepared and/or produced by the Service Provider or its employees, agents or subcontractors (other than Non-Discretionary Subcontractors);


     (iii) the Service Provider will not be responsible for the errors or failures to act of, or the inaccuracy of any data supplied by, (A) securities pricing services, (B) clearance or settlement systems, (C) custodians that hold the assets of the Client or its Customers ("CUSTODIANS"), (D) any Persons specified in Section (E)(i) above, (E) any Persons who possess information about Client or its Customers reasonably necessary for the Service Provider to provide the Services and with whom the Service Provider is required to interact in order to receive such information, including, without limitation, agents of Investment Advisers, Intermediaries, Custodians or other Client service providers; and (F) third parties engaged by the Service Provider at the request of the Client to provide services to or for the benefit of the Client or its Customers ("NON-DISCRETIONARY SUBCONTRACTORS"), and such Persons will not be considered agents or subcontractors of the Service Provider for purposes of this Agreement; and


     (iv) the Service Provider is permitted to appoint agents and subcontractors to perform any of the duties of the Service Provider under this Agreement ("ADMINISTRATIVE SUPPORT PROVIDERS"). The Service Provider will use reasonable care in the selection and continued appointment of Administrative Support Providers, and the appointment of any such Administrative Support Providers shall not relieve Service Provider of its responsibilities under this Agreement, all fees and expenses incurred in any delegation or subcontract shall be paid by the Service Provider, and the Service Provider shall remain responsible to the Client for the acts and omissions of such other entities as if such acts or omissions were the acts or omissions of the Service Provider.


(F) OTHER SERVICES AND ACTIVITIES. The Client acknowledges that Service Provider and its Affiliates may provide services, including other financial services, to other Persons. Because the Service Provider may be prohibited under applicable Law or contractually from disclosing to the Client any fact or thing that may come to the knowledge of the Service Provider or such Affiliates in the course of providing such services, neither the Service Provider nor such Affiliates will be required or expected under this Agreement to do so under such circumstances. Subject to compliance with its confidentiality obligations hereunder, the Service Provider may acquire, hold or deal with, for its own account or for the account of other Persons, any shares or securities in which the Client is authorized to invest (for itself or its Customers), and the Service Provider will not be required to account to the Client for any profit arising therefrom.


3. INSTRUCTIONS

(A) MEDIUM OF TRANSMISSION. Instructions may be transmitted manually or through any electronic medium, as agreed by the Parties or, absent such agreement, consistent with the standards and practices of professionals



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     for hire providing services similar to the Services in the jurisdiction in which the Service Provider performs services under this Agreement.

(B) SECURITY PROCEDURES. The Client will comply with reasonable security procedures designed by the Service Provider to verify the origination of Instructions (the "SECURITY PROCEDURES"), which Security Procedures have been or will be provided to the Client upon initiation of this Agreement. The Service Provider's sole obligation will be to comply with what is contained in the Security Procedures to establish the identity or authority of any Authorized Person to send any Instruction. The Service Provider is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client. The Service Provider may act on an Instruction if it reasonably believes it contains sufficient information. At any time, upon the request of the Client, the Service Provider shall provide the Client with the then current Security Procedures (as may be updated from time to time).


(C) REQUESTS FOR INSTRUCTIONS. The Service Provider may request Instructions from an Authorized Person and may refuse to act if such refusal is permitted by this Agreement or otherwise reasonable under the circumstances, including when the Service Provider reasonably doubts the contents, authorization, origination or compliance with any Security Procedures or applicable Law of an Instruction, and will promptly notify the Client of its decision.


(D) RELIANCE. The Service Provider may rely on the authority of each Authorized Person until the Service Provider has received notice reasonably acceptable to it of any change from the Client or any other Authorized Person. The Service Provider may assume that any Instruction does not conflict with any Law or the Organic Documents or Offering Documents applicable to the Client.


(E) CUT OFF TIMES. The Service Provider is only obligated to act on Instructions received prior to applicable cut- off times on a Business Day. Instructions are to be given in the English language unless the Service Provider otherwise agrees in writing.


(F) DEEMED DELIVERY Unless shown to have been received earlier, such notice, instruction or other instrument shall be deemed to have been delivered, in the case of personal delivery, at the time it is left at the premises of the party, in the case of a registered letter at the expiration of five (5) business days after posting and, in the case of fax or electronic means, immediately on dispatch; provided that, if any document is sent by fax or electronic means outside normal business hours, it shall be deemed to have been received at the next time after delivery when normal business hours commence. Evidence that the notice, instruction, or other instrument was properly addressed, stamped, and put into the post shall be conclusive evidence of posting. In proving the service of notice sent by fax or electronic means it shall be sufficient to prove that the fax or electronic communication was properly transmitted.


4. COMPLIANCE WITH LAWS; ADVICE

(A) COMPLIANCE. The Service Provider will comply in all material respects with all Laws applicable to the Services to be performed under this Agreement, including, but not limited to, applicable rules of the Securities and Exchange Commission under Section 17A(d) of the Securities Exchange Act of 1934. The Client will comply in all material respects with all Laws applicable to Services and the Client's receipt of the Services. Nothing in this Agreement will oblige either Party to take any action that will breach any Law applicable to such Party, or to omit to take an action if such omission will breach any such Law.


(B) NO FIDUCIARY ETC. The Service Provider is not, under this Agreement, (i) acting as, and is not required to take any action that would require licensing or registration as, a fiduciary, an investment adviser, a certified public accountant, or a broker or dealer; or (ii) providing investment, legal or tax advice to the Client or any other Person or acting as a Fund's independent accountants or auditors.


(C) LAWS APPLICABLE TO THE CLIENT. Except as specifically set forth in the Services Schedule, the Service Provider assumes no responsibility for compliance by the Client with any Laws applicable to the Client; and, notwithstanding any other provision of this Agreement to the contrary, the Service Provider assumes no responsibility for compliance by the Client or the Service Provider with the Laws of any jurisdiction other than those governing this Agreement.


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(D)  ADVICE OF EXPERTS. About any matter related to the Services not within the specific expertise of the Service Provider, upon prior written consent of the Client, the Service Provider may seek advice from counsel or independent accountants of its own choosing (who may provide such services to either Party). The reasonable costs related to such advice from Client approved external counsel or independent accountants will be borne by the Client. The Service Provider will not be liable if it relies on advice of reputable counsel or independent accountants selected with reasonable care.


5. COMMUNICATIONS; RECORDS AND ACCESS; CONFIDENTIALITY; PUBLICITY

(A) COMMUNICATIONS AND STATEMENTS. Communications, notices and invoices from the Service Provider may be sent or made available by electronic form and not in hard copy. The Client will notify the Service Provider promptly in writing of anything incorrect in an invoice or periodic accounting or other report (a "REPORT") and, in any case, within one hundred twenty (120) days from the date on which the Report is sent or made available to the Client.


(B) RECORDS AND ACCESS. Service Provider shall create, maintain and preserve all necessary records in connection with the Services and in accordance with all Laws applicable to the Services to be performed under this Agreement. Such records are the property of the Client, and Service Provider will promptly surrender them to the Client upon request or upon termination of this Agreement. Subject to applicable Law, the Service Provider will allow the Client and its independent public accountants, agents or regulators reasonable access to those records of the Client maintained by the Service Provider and relating to the Services ("CLIENT RECORDS") as are reasonably requested by the Client in connection with an examination of the books and records pertaining to the affairs of the Client, and will seek to obtain such access from each agent or subcontractor of the Service Provider that maintains Client Records. Upon termination of this Agreement, the Service Provider may retain archival copies of Client Records, which copies shall remain subject to the confidentiality provisions of this Agreement so long as they are so maintained.


(C) CONFIDENTIALITY. The Service Provider will maintain reasonable controls consistent with, and shall treat, all Confidential Information related to the Client as confidential. The Client, on behalf of itself and on behalf of its employees, agents, subcontractors and Customers, authorizes the transfer or disclosure of any Confidential Information relating to the Client to and between Affiliates and Administrative Support Providers of the Service Provider and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of the Services (including for data processing, statistical and risk analysis purposes), and further acknowledges that the Service provider and any such Affiliate, Administrative Support Provider or third party may transfer or disclose any such information (i) to the applicable Customer and the Customer's accountants, (ii) to the Client's Investment Advisers, Intermediaries, Custodians and other Client service providers, (iii) to the Client's tax authorities and applicable regulators incident to the delivery of any tax filing or reporting services provided under this Agreement, and
     (iv) as required by any Governmental Authority or pursuant to applicable
     Law.


(D)  PROPRIETARY INFORMATION.

     (i) The Client acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by the Service Provider and/or its Affiliates or Administrative Support Provider constitute copyrighted, trade secret, or other proprietary information (collectively, "PROPRIETARY INFORMATION") of substantial value to the Service Provider or each such third party. The Client agrees to treat all Proprietary Information as proprietary to the Service Provider or such third parties and further agrees that it will not divulge any Proprietary Information or Confidential Information related to the Service Provider or its Affiliates to any Person or organization or use such information for any purpose, except to receive the Services or as may be specifically permitted under this Agreement or as required under applicable Law. Subject to applicable Law, the Client will treat the terms of this Agreement, including any Fee Schedule, as Confidential Information.


     (ii) Without limitation of the obligations of the Service Provider under
          Section 5(C), the Service Provider acknowledges that any Customer list and all information related to Customers furnished to or maintained by the Service Provider in connection with this Agreement, including all transaction information and account records (collectively, "CUSTOMER DATA") constitute proprietary information of substantial value to the Client. The Service Provider agrees to treat, and to require its employees and Administrative Support Providers to treat, all


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          Customer Data, Investment Methods and Portfolio Data as proprietary to the Client and further agrees that it will not divulge any Customer Data, Investment Methods or Portfolio Data to any Person or organization without the Client's written consent, except as may be specifically permitted under this Agreement.

(E) USE OF NAME. Without the written consent of the Client, the Service Provider may use the name of the Client only to sign any necessary letters or other documents for and on behalf of the Client incident to the delivery of the Services. Subject to the foregoing, neither Party will publicly display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of any Service Provider Affiliate without prior written approval from the Service Provider or the Affiliate concerned or as required under applicable Law.


(F) COMMUNICATIONS TO CUSTOMERS. Without the written approval of the Service Provider, the Client will not use the name of the Service Provider or describe the Services or the terms or conditions of this Agreement in any communication or document intended for distribution to any Customer in connection with the offering or sale by the Client of securities, products or services (an "OFFERING DOCUMENT"); nor will the Client amend any such references to the Service Provider or the terms or conditions of this Agreement in any Offering Document that has been previously approved by the Service Provider without the Service Provider's written approval except that the client may refer to Service Provider as the transfer agent for the Client in Offering Documents (including registration statements, prospectuses and statements of additional information). The Service Provider will not unreasonably withhold, condition or delay any of the foregoing requested approvals. If the Services include the distribution by the Service Provider of notices or statements to Customers, the Service Provider may, upon advance notice to the Client, include reasonable notices describing those terms of this Agreement relating to the Service Provider and its liability and the limitations thereon; if Customer notices are not sent by the Service Provider but rather by the Client or some other Person, the Client will reasonably cooperate with any request by Service Provider to include such notices.


6. SCOPE OF RESPONSIBILITY.

(A) STANDARD OF CARE. The Service Provider will perform its obligations with reasonable care as determined in accordance with the standards and practices of professionals for hire providing services similar to the Services performed by the Service Provider under this Agreement (the "STANDARD OF CARE"). The Service Provider will cause each Administrative Support Provider to perform with reasonable care as determined in accordance with such standards and the appointment of an Administrative Support Provider shall not relieve Service Provider of its responsibilities under this Agreement.


(B) RESPONSIBILITY FOR LOSSES. Notwithstanding any other provision of this Agreement to the contrary (including Section 6(A)), (i) the Service Provider will not be liable to the Client for any damages or losses save for those resulting from (a) any breach of representation, warranty or covenant of the Service Provider under this Agreement, (b) the willful default, fraud or negligence of the Service Provider or any Administrative Support Provider or the reckless disregard of their duties hereunder, (c) any material violation by the Service Provider of a Law applicable to the Services to be performed under this Agreement, (d) any untrue statement of a material fact contained in any Offering Document of the Client furnished in writing to the Client by the Service Provider specifically for use in the Offering Document (each, a "NRS Statement"), or (e) the failure to provide the Client with material facts that are required or necessary to make a NRS Statement in the Offering Document, in light of the circumstances in which it was made, not misleading; and (ii) the Service Provider's liability will be subject to the limitations set forth below.


(C) LIMITATIONS ON LIABILITY.

     (i) The Service Provider is responsible for the performance of only those duties as are expressly set forth herein and in the Services Schedule and subject to the restrictions set forth herein. The Service Provider will have no implied duties or obligations. Each Party shall mitigate damages for which the other Party may become responsible hereunder.


     (ii) The Client understands and agrees that (i) the obligations and duties of the Service Provider will be performed only by the Service Provider and Administrative Support Providers and are not obligations or duties of any Service Provider Affiliate and (ii) the rights of the Client with respect to the Service Provider extend only to the Service Provider and, except as provided by applicable Law, do not extend to any Service Provider Affiliate or Administrative Support Providers.


     (iii) Except with respect to a Service Provider Affiliate and as provided in this Agreement with regard to Administrative Support Providers, the Service Provider is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any Investment Advisers, Custodians, Intermediaries, Non-Discretionary Subcontractors or any other Person described in Section 2(E)(iii).


     (iv) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SERVICE PROVIDER HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, MADE


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          TO THE CLIENT OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY
          WARRANTIES REGARDING QUALITY, SUITABILITY OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE), OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. SERVICE PROVIDER DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

     (v) The cumulative liability of Service Provider to the Client for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement), except for those arising out of or in connection with the fraud, willful misfeasance, bad faith or gross negligence on the part of the Service Provider or Administrative Support Provider, shall not exceed the total amount of compensation paid or owed to Service Provider under this Agreement for Services performed under this Agreement during the twenty four (24) months immediately before the date on which the alleged damages were claimed to have been incurred, (hereafter "Aggregate Liability Cap") provided however, that if less than twenty four (24) months have passed prior to the event giving rise to liability under this Aggregate Liability Cap, then the Service Provider's Aggregate Liability Cap shall not exceed the amount of fees paid or owed to Service Provider for Services under this Agreement; provided further that if the event giving rise to the liability under this Aggregate Liability Cap occurs within the first six (6) months of the term of this Agreement, then the Service Provider's Aggregate Liability Cap shall be the amount of fees paid or owed to Service Provider for Services for the month immediately preceding such event, multiplied by six (6).

     (vi) The Client, being an investment company registered under the Investment Company Act of 1940, as amended, is comprised of one or more Funds. Each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Client shall be deemed to relate solely to the particular Fund to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute the basis for joining the Funds for any reason. Notwithstanding the foregoing, the Aggregate Liability Cap set forth in Section 6(C)(v) shall be determined on an aggregate basis with respect to the total amount of fees paid by the Client (including the fees paid by each of the Funds) to the Service Provider under this Agreement and shall be available to each Fund however, under no circumstance shall the Service Provider be liable for amounts greater than the Aggregate Liability Cap set forth in subsection 6 (C)(v) above.


(D) MUTUAL EXCLUSION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR ANY LIQUIDATED DAMAGES AGREED BY THE PARTIES RELATED TO AN UNEXCUSED TERMINATION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL OR PUNITIVE DAMAGES, OR CONSEQUENTIAL LOSS OR DAMAGE, OR ANY LOSS OF PROFITS, GOODWILL, BUSINESS OPPORTUNITY, BUSINESS, REVENUE OR ANTICIPATED SAVINGS, IN RELATION TO THIS AGREEMENT, WHETHER OR NOT THE RELEVANT LOSS WAS FORESEEABLE, OR THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE OR THAT SUCH LOSS WAS IN CONTEMPLATION OF THE OTHER PARTY.

7. INDEMNITY. (A) INDEMNITY BY THE CLIENT. The Client will indemnify the Service Provider, its Affiliates and its and their respective officers, directors, employees and representatives (each, a "Service Provider Indemnitee") for, and will defend and hold each Service Providers Indemnitee harmless from, all losses, costs, damages and expenses (including reasonable legal fees) incurred by the Service Provider or such person in any action or proceeding between the Service Provider and any third party arising from or in connection with the performance of this Agreement (each referred to as a "LOSS"), imposed on, incurred by, or asserted against the Service Provider in connection with or arising out of the following this Agreement, except any Loss:

     (i) resulting from the willful default, bad faith fraud or negligence of the Service Provider or any Administrative Support Provider, in each case in connection with the Services; or


     (ii) any alleged untrue statement of a material fact contained in any Offering Document of the Client or arising out of or based upon any alleged omission to state a material fact required to be stated in any Offering Document or necessary to make the statements in any Offering Document not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Client by the Service Provider specifically for use in the Offering Document.


(B) INDEMNITY BY THE SERVICE PROVIDER. Service Provider will indemnify the Client, its Affiliates and its and their respective officers, directors, employees and representatives (each, a "CLIENT INDEMNITEE") against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit resulting from:

     (i) willful misfeasance, fraud, bad faith or negligence on the part of the Service Provider or Administrative Support Provider, and arising out of, or in connection with, its duties under this Agreement, or

     (ii) alleging untrue statement of a material fact contained in any Offering Document of the Client or arising out of or based upon any alleged omission to state a material fact required to be stated in any Offering Document or necessary to make the statements in any Offering Document not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Client by the Service Provider specifically for use in the Offering Document.

     However, Service Provider shall have no liability for or obligation to indemnify a Client Indemnitee against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) incurred by the Client as a result of: (i) any action taken in accordance with written or oral instructions; (ii) any action taken in accordance with written or oral advice reasonably believed by Service Provider to have been given by counsel for the Client; (iii) any action taken as a result of any error or omission in any record delivered, or caused to be delivered, by the Client to Service Provider in connection with this Agreement; or (iv) any action taken in accordance with shareholder instructions which meet the standards described in the Client's current prospectus, including without limitation oral instructions which meet the standards described in the section of the prospectus dealing with telephone transactions, so long as Service Provider believes such instructions to be genuine.


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(C)  NOTIFICATION, PARTICIPATION; INDEMNITOR CONSENT. Upon the assertion of a claim for which a party may be required to indemnify (either the Client Indemnitee or Service Provider Indemnitee hereafter "Indemnitee") any Indemnitee, the Indemnitee must promptly notify the other party of such assertion, and will keep the other party advised with respect to all developments concerning such claim. The other party will have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which shall not be unreasonably withheld, conditioned or delayed; notwithstanding Section 7(A) hereof, in the event the Indemnitee has not secured such consent the other party will have no obligation to indemnify the Indemnitee.

8. FEES AND EXPENSES

(A) FEE SCHEDULE. The Client will pay all fees, expenses, charges and obligations incurred from time to time in relation to the Services in accordance with the terms of Schedule 4 (the "FEE SCHEDULE"), together with any other amounts payable to the Service Provider under this Agreement.


(B) TAXES. The Service Provider shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Client or any Customer, excluding taxes, if any, assessed against the Service Provider related to its income or assets.


9. REPRESENTATIONS

(A) GENERAL. The Client and the Service Provider each represents at the date this Agreement is entered into and any Service is used or provided that:


     (i) It is duly organized and in good standing in every jurisdiction where it is required so to be;

     (ii) It has the power and authority to sign and to perform its obligations under this Agreement;

     (iii) This Agreement is duly authorized and signed and is its legal, valid and binding obligation, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties generally;

     (iv) Any consent, authorization or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

     (v) Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

     (vi) Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.


(B) CLIENT. The Client also represents at the date this Agreement is entered into and any Service is used or provided that:


     (i) Where it acts as an agent on behalf of any of its own Customers, whether or not expressly identified to the Service Provider from time to time, any such Customers will not be customers or indirect customers of the Service Provider;

     (ii) It has not relied on any oral or written representation made by the Service Provider or any person on its behalf other than those contained in this Agreement;

     (iii) Client's decision to retain the Service Provider is not conditioned on or influenced by the amount of assets that any Service Provider Affiliate or any customers of the Service Provider or such Service Provider Affiliates may from time to time invest in or through the Client; and

     (iv) This Agreement has been presented to, reviewed and approved by the Board of Directors or Trustees of the Client (collectively, the "BOARD").

(C) SERVICE PROVIDER. The Service Provider also represents at the date this Agreement is entered into and any Service is used or provided:

     (i) it has commercially reasonable data security and business continuity controls and plans;


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

     (ii) it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

     (iii) it is registered as a transfer agent with the Securities and Exchange Commission, and covenants to maintain such registration during the term of this Agreement.

10. TERM AND TERMINATION

(A) TERM. This Agreement will begin on the Effective Date and have an initial term of [__] years from the Effective Date (the "INITIAL TERM"). Thereafter, unless otherwise terminated pursuant to Section 10(B), this Agreement shall be renewed automatically for successive one year periods ("ROLLOVER PERIODS").


(B)  TERMINATION. Subject to Section 10(C):

     (i) Either Party may terminate this Agreement with or without cause, by provision of a written notice of non-renewal provided at least 90 days prior to the end of the Initial Term or any Rollover Period (which notice of non-renewal will cause this Agreement to terminate as of the end of the Initial Term or such Rollover Period, as applicable).


     (ii) Either Party may terminate this Agreement with cause on at least thirty (30) days' written notice to the other Party if the other party has materially breached any of its obligations hereunder; provided, however, that (i) the termination notice will describe the breach;
          (ii) no such termination will be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching Party has reasonably cured such breach; and (iii) subject to applicable Law, no such thirty (30) day notice period shall be required in the event the other Party is insolvent or has submitted a voluntary petition for administration.


    (iii) This Agreement may be further terminated by either party immediately in the event of:

          (a) the winding up of or the appointment of an examiner or receiver or liquidator to the other party or on the happening of a like event whether at the direction of an appropriate regulatory agency or court of competent jurisdiction or otherwise; or


          (b) the other party no longer being permitted or able to perform its obligations under this Agreement pursuant to applicable law or regulation.


(C)  TERMINATION-RELATED OBLIGATIONS. Related to termination of this Agreement:

     (i) If the Client has terminated this Agreement without cause during the Initial Term, the Client will make a one-time cash payment to Service Provider as liquidated damages for such default, an amount equal to the balance that would be due Service Provider for its services under this Agreement during the lesser of (x) the balance of the Initial Term, or (y) 12 months, assuming for purposes of the calculation of the one-time payment that the fees that would be earned by Service Provider for each month would be based upon the average fees payable to Service Provider monthly during the 12 months before the date of the event that triggers such payment ("LIQUIDATED DAMAGES"). If the Client has terminated this Agreement without cause after the expiration of the Initial Term, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent(s) (and any other service provider(s)) will be borne by the Client.

     (ii) Upon termination, the Service Provider will, at the expense and direction of the Client as set forth above, transfer to the Client or any successor service provider(s) to the Client copies of all Client Records, subject to the payment by the Client of unpaid and undisputed amounts due to the Service Provider hereunder,


--------------------------------------------------------------------------------
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

          including any Liquidated Damages. If by the termination date the Client has not given Instructions to deliver the Client Records, the Service Provider will keep the Client Records for up to twelve calendar months until the Client provides Instructions to deliver the Client Records, provided that the Service Provider will be entitled to receive from the Client then-standard fees for maintaining the Client Records, including costs associated with administration of the records. Service Provider shall be entitled to destroy the Client Records if: (a) Client has not given Instructions to deliver the Client Records at the end of twelve calendar months after termination or (b) if Client has not paid fees for maintaining such Client Records within thirty days of notice of such unpaid fees. The Service Provider will provide no other services to or for the benefit of the Client in connection with the termination or expiration of this Agreement unless specifically agreed in writing by the Service Provider or as set forth in the Services Schedule; provided, however, that the Service Provider agrees to act in good faith to assist the Client with the movement (or duplication) of records and materials and conversion thereof to a successor transfer agent(s) in the event of termination or expiration of this agreement.

     (ii) If the Client or the Service Provider terminates this Agreement with or without cause, Service Provider agrees to use commercially reasonable efforts to cooperate and assist the Client with the migration of the Client to the platform of another transfer agent selected by Client.

(D) SURVIVING TERMS. The rights and obligations contained in Sections 2(D), 2(E), 5(A), 5(C)-(F), 6-8, and 10- 12 of this Agreement will survive the termination of this Agreement.

11.  GOVERNING LAW AND ARBITRATION

(A) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Massachusetts; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act or such other federal securities laws applicable to the Client or the services provided by the Service Provider to the Client hereunder.

(B) ARBITRATION. To the extent permitted by applicable law, each Party agrees that any controversy arising out of or relating to this Agreement or the Services provided hereunder, shall be resolved by arbitration conducted in Boston, Massachusetts pursuant to the rules of the American Arbitration Association then in effect.

12.  MISCELLANEOUS

(A) ENTIRE AGREEMENT; AMENDMENTS. This Agreement consists exclusively of this document together with any schedules and supersedes any prior agreement related to the subject matter hereof, whether oral or written. In case of inconsistency between the terms of this Agreement and the terms of any Schedule, appendix of exhibit hereto, the terms of this Agreement will prevail, provided that in the case of an inconsistency between this Agreement and the Service Schedule, the terms of the Service Schedule will prevail. Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client and the Service Provider.

(B) SEVERABILITY. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions will remain in full force and effect (as will that provision under any other law).

(C) WAIVER OF RIGHTS. Subject to Section 5(A), no failure or delay of the Client or the Service Provider in exercising any right or remedy under this Agreement will constitute a waiver of that right. Any waiver of any right will be limited to the specific instance. The exclusion or omission of any provision or term from this Agreement will not be deemed to be a waiver of any right or remedy the Client or the Service Provider may have under applicable law.

(D) RECORDINGS. The Client and the Service Provider consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E) ASSIGNMENT. No party may assign any of its rights or obligations under this Agreement without the other's prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Service Provider may make such assignment to an Affiliate, provided prompt written notice is provided to Client and such Affiliate is qualified to provide the Services hereunder.


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

(F) HEADINGS. Titles to Sections of this Agreement are included for convenience of reference only and will be disregarded in construing the language contained in this Agreement.

(G) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

(H) THIRD PARTY BENEFICIARIES OR JOINT VENTURE. There are no third party beneficiaries to this Agreement. This Agreement does not create a joint venture or partnership between the Parties.

(I) CERTAIN COMMUNICATIONS. Any Reports, Client Records and other information processed and/or maintained by the Service Provider hereunder shall be delivered to Client in an encrypted or otherwise secure manner.

(J) NOTICE. Notice is hereby given that a copy of the Client's Agreement and Declaration of Trust and all amendments thereto is on file with the Secretary of the Commonwealth of Massachusetts; that this Agreement has been executed on behalf of the Client by the undersigned duly authorized representative of the Client in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Client and shall not be binding upon any trustee, officer or shareholder of the Client.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





--------------------------------------------------------------------------------
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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


NORTHEAST RETIREMENT SERVICES, INC.                THE KP FUNDS(ON BEHALF OF ITS SERIES AND
                                                   CLASSES LISTED ON SCHEDULE 5 TO THIS AGREEMENT)


By: /S/ CHRIS HULSE                                By: /S/ DIANNE DESCOTEAUX
    ----------------------------                       ----------------------------

Name: Chris Hulse                                  Name: Dianne Descoteaux
      --------------------------                         ---------------------------

Title: EVP & COO                                   Title: VP & Secretary
       -------------------------                          -------------------------

Date: 1/21/14                                       Date: 3/10/14
      --------------------------                          -------------------------



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PAGE 11

                        SCHEDULE 1 TO SERVICES AGREEMENT

                                  DEFINITIONS

"ADMINISTRATIVE SUPPORT PROVIDER" has the meaning set forth in Section 2(E)(iv) of the Agreement.

"AFFILIATE" means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person; for purposes hereof, "control" of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that person or (ii) the right to control the appointment of the board of directors, management or executive officers of that person. Notwithstanding the foregoing, the U.S. Government shall not be deemed to be an Affiliate of Service Provider.

" BUSINESS DAY" means any day on which the NYSE is open for business.

" AGREEMENT" means the Service Agreement to which this Schedule 1 is attached and any appendices and schedules attached hereto, in each case as they may be amended from time to time.

"AUTHORIZED PERSON" means the Client or any Person authorized by the Client to act on its behalf in the performance of any act, discretion or duty under the Agreement (including, for the avoidance of doubt, any officer or employee of such Person) in a notice reasonably acceptable to the Service Provider.

" CHANGE CONTROL PROCESS" has the meaning set forth in Section 2(B) of the Agreement.

" CLASS" means a class of a Fund.

" CLIENT RECORDS" has the meaning set forth in Section 5(B) of the Agreement.

" CLIENT" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest; unless the context will require otherwise.

"CONFIDENTIAL INFORMATION" includes all tangible and intangible information and materials being disclosed in connection with this Agreement by one of the Parties ("DISCLOSING PARTY") to the other Party ("RECEIVING PARTY"), in any form or medium (and without regard to whether the information is owned by a Party or by a third party), that satisfy at least one of the following criteria:

     (i) information related to the Disclosing Party's, its Affiliates' or its third party licensors' or vendors' trade secrets, customers, business plans, strategies, forecasts or forecast assumptions, operations, methods of doing business, records, finances, assets, Proprietary Information, technology, software, systems data or other proprietary or confidential business or technical information;

     (ii) information designated as confidential in writing by the Disclosing Party or information that the Receiving Party should reasonably know to be information that is of a confidential or proprietary nature; or
          (iii) any information derived from, or developed by reference to or use of, any information described in the preceding clauses (i) and
          (ii).

provided, however, that, notwithstanding the foregoing, the following will not be considered Confidential Information: (A) information that is disclosed to the Receiving Party without any obligation of confidentiality by a third person who has a right to make such disclosure; (B) information that is or becomes publicly known without violation of this Agreement by the Receiving Party; or
(C) information that is independently developed by the Receiving Party or its employees or Affiliates without reference to the Disclosing Party's information.

" CUSTODIAN" has the meaning set forth in Section 2(E)(iii) of the Agreement.

" CUSTOMER DATA" has the meaning set forth in Section 5(D)(ii) of the Agreement.

"CUSTOMER" means any Person to whom the Client sells, directly or indirectly, securities, products or services the sale or servicing of which are supported by the Services provided under the Agreement.

" DEPENDENCIES" has the meaning set forth in Schedule 3 to the Agreement.

" EFFECTIVE DATE" means the date first set forth on page 1 of the Agreement.


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SCHEDULE 1 TO SERVICES AGREEMENT
PAGE 1

" FEE SCHEDULE" means Schedule 4 to the Agreement.

" FORCE MAJEURE EVENT" has the meaning set forth in Section 2(D) of the Agreement.

" FUND" means series of the Client.

" GOVERNMENTAL AUTHORITY" means any regulatory agency, court, other governmental body or self-regulatory agency with jurisdiction over a Party.

" INDEMNITEE" has the meaning set forth in Section 7(A) of the Agreement

" INITIAL TERM" has the meaning set forth in Section 10(A) of the Agreement.

" INSTRUCTIONS" means any and all instructions (including approvals, consents and notices) received by the Service Provider from, or reasonably believed by the Service Provider to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Service Provider.

" INTERMEDIARY" has the meaning set forth in Section 2(E)(i) of the Agreement.

" INVESTMENT ADVISER" has the meaning set forth in Section 2(E)(i) of the Agreement.

" INVESTMENT METHODS" has the meaning set forth in Section 5(D)(ii) of the Agreement.

" LAWS" means any statutes, rules and regulations of any governmental authority and applicable judicial or regulatory interpretations thereof.

" LIQUIDATED DAMAGES" has the meaning set forth in Section 10(C)(i) of the Agreement.

" LOSS" has the meaning set forth in Section 7 of the Agreement.

" NON-DISCRETIONARY SUBCONTRACTORS" has the meaning set forth in Section 2(E)(iii) of the Agreement.

" OFFERING DOCUMENT" has the meaning set forth in Section 5(F) of the Agreement.

" ORGANIC DOCUMENTS" means, for any incorporated or unincorporated entity, the documents pursuant to which the entity was formed as a legal entity, as such documents may be amended from time to time.

" PARTIES" means the Client and the Service Provider.

" PERSON" means any natural person or incorporated or unincorporated entity.

" POLICIES AND PROCEDURES" means the written policies and procedures of the Client in any way related to the Services, including any such policies and procedures contained in the Organic Documents and the Offering Documents.

" PORTFOLIO DATA" has the meaning set forth in Section 5(D)(ii) of the Agreement.

" PROPRIETARY INFORMATION" has the meaning set forth in Section 5(D)(i) of the Agreement.

" REPORT" has the meaning set forth in Section 5(A) of the Agreement.

" ROLLOVER PERIODS" has the meaning set forth in Section 10(A) of the Agreement.

" SECURITY PROCEDURES" has the meaning set forth in Section 3(B) of the Agreement.

" SERVICE CHANGE" has the meaning set forth in Section 2(B) of the Agreement.

" SERVICE PROVIDER" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

" SERVICES SCHEDULE" means Schedule 2 to the Agreement.

" SERVICES" means the services set forth in Schedule 2 to the Agreement.

" STANDARD OF CARE" has the meaning set forth in Section 6(A) of the Agreement.

" TERM" means the period between the Effective Date and the date this Agreement is terminated.


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SCHEDULE 1 TO SERVICES AGREEMENT
PAGE 2

SCHEDULE 2 TO SERVICES AGREEMENT -- SERVICES

I. SERVICES

1.   Shareholder Transactions

     (a)  Process shareholder purchase and redemption orders.

     (b) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

     (c) Issue confirmations for purchases, redemptions and other confirmable transactions.

     (d)  Issue periodic statements for shareholders.

     (e) Process dividend payments, including the purchase of new shares, through dividend reimbursement.

     (f) Accept and process payments from investors and their broker-dealers or other agents for the purchase of shares.

     (g) Support the use of automated systems for payment and share transactions, such as NSCC Fund/Serv.

2.   Shareholder Information Services

     (a) Produce detailed history of transactions through duplicate or special order statements upon request.

     (b) Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders, upon request.

     (c) Respond to shareholder calls and correspondence other than those for Fund information and related inquiries.


3.   Shareholder Account Maintenance

     (a)  Maintain all shareholder records for each account in the Client.

     (b) Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

     (c)  Record shareholder account information changes.

     (d)  Maintain account documentation files for each shareholder.

     (e) Determine/identify lost shareholders and facilitate escheatment of funds to applicable states consistent with applicable Laws.

     (f) Prepare and file U.S. information returns of dividends and capital gains distributions, gross redemption proceeds and foreign person's U.S. source income.

4. Blue Sky Services

     (a) Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in a Fund as may be required in order to comply with Federal and state securities laws) to register the shares of the Client ("SHARES") with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Client and the Shares and all amendments thereto, to register and keep effective the registration of the Client and the Shares with state securities authorities to enable the Client to make a continuous offering of its Shares pursuant to Service Provider's state registration, renewal and sales reporting procedures, which shall be made available to the Client upon request.

     (b) The Client shall be responsible for identifying to Service Provider in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction.

5.   Money Laundering Prevention Services

     In each case consistent with and as required or permitted by the written anti-money laundering program (" AML PROGRAM") of the Client, Service Provider shall:


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SCHEDULE 2 TO SERVICES AGREEMENT
PAGE 1

     (a) Where appropriate and information is available, take reasonable measures to verify shareholder identity upon opening new accounts and retain documentation supporting verification of shareholder identity.

     (b) Place holds on transactions in shareholder accounts or freeze assets in shareholder accounts pursuant to instructions from the Client's anti-money laundering compliance officer ("AML Compliance Officer").

     (c) Comply with the "Travel Rule" requirements set forth in 31 CFR 1024.410(e) regarding the generation and receipt of wires on behalf of the Client in amounts exceeding $3,000.

     (d) Review shareholder names against lists of suspected terrorist and terrorist organizations supplied by the Office of Foreign Asset Control.


II. NOTES AND CONDITIONS RELATED TO TRANSFER AGENCY SERVICES

1. The Client shall establish in its name any bank accounts, including direct deposit account(s), settlement accounts, etc., necessary or appropriate for Service Provider to perform the transfer agency services provided hereunder. The Client shall also obtain overdraft (daylight and overnight) facilities and other services with respect to the accounts as it deems appropriate to effect shareholder and custody settlement. The Client grants Service Provider, as the Client's agent, the power and authority to facilitate the set-up of such accounts on behalf of the Client with such bank or banks as are acceptable to the Client. In addition, the Client authorizes Service Provider, who may appoint its employees, to instruct the bank(s) and the Custodian regarding the movement of money into, out of and between the Client's accounts and shall provide such bank or banks with all instructions and authorizations necessary for Service Provider to effect such money movements.

2. Service Provider may require any or all of the following in connection with the original issue of Shares: (a) Instructions requesting the issuance, (b) evidence that the Board has authorized the issuance, (c) any required funds for the payment of any original issue tax applicable to such Shares, and (d) an opinion of the counsel to the Client about the legality and validity of the issuance.

3. Shares shall be issued in accordance with the terms of a Fund's or Class' Prospectus after Service Provider or its agent receives either of the following, in each case in good order and with such additional items or materials as may be required by the Client's Procedures and Service Provider's operational procedures:

          (i) (A) an instruction directing investment in a Fund or Class, (B) a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

          (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

4. The Client acknowledges and agrees that deviations requested by the Client from Service Provider's written transfer agent compliance procedures ("EXCEPTIONS") may involve operational and compliance risks, including a substantial risk of loss. Service Provider may in its sole discretion determine whether to permit an Exception. Exceptions must be requested and accepted in writing and shall be deemed to remain effective until the Client revokes the Exception request in writing. Notwithstanding any provision in this Agreement that expressly or by implication provides to the contrary, as long as Service Provider acts in good faith, Service Provider shall have no liability for any loss, liability, expenses or damages to the Client or any shareholder resulting from such an Exception.


5. Service Provider is hereby granted such power and authority as may be necessary to establish one or more bank accounts for the Client with such bank or banks as are acceptable to the Client, as may be necessary or appropriate from time to time in connection with the transfer agency services to be performed hereunder. The Client shall be deemed to be the customer of such bank or banks for purposes of such accounts and shall


--------------------------------------------------------------------------------
SCHEDULE 2 TO SERVICES AGREEMENT
PAGE 2
     execute all requisite account opening documents in connection with such accounts. To the extent that the performance of such services hereunder shall require Service Provider to disburse amounts from such accounts in payment of dividends, redemption proceeds or for other purposes hereunder, the Client shall provide such bank or banks with all instructions and authorizations necessary for Service Provider to effect such disbursements.

6.   Client represents and warrants that:

     (a) (i) by virtue of its Charter, Shares that are redeemed by the Client may be resold by the Client and (ii) all Shares that are offered to the public are covered by an effective registration statement under the Securities Act of 1933, as amended and the 1940 Act.

     (b) (i) The Client has adopted the AML Program, which has been provided to Service Provider and the Client's AML Compliance Officer, (ii) the AML Program has been reasonably designed to facilitate Compliance by the Client with applicable anti-money laundering Laws and regulations (collectively, the "APPLICABLE AML LAWS") in all relevant respects,
          (iii) the AML Program and the designation of the AML Compliance Officer have been approved by the Board, (iv) the delegation of certain services thereunder to Service Provider, as provided in
          Schedule 2 of this Agreement, has been approved by the Board, and (v) the Client will submit any material amendments to the AML Program to Service Provider for Service Provider's review and consent prior to adoption.

7.   Other than the Service Provider's obligations herein set forth in Section
     5 above with respect to "blue sky" filings, Service Provider shall have no obligation to take cognizance hereunder of laws relating to the sale of the Funds' shares.


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SCHEDULE 2 TO SERVICES AGREEMENT
PAGE 3

                        SCHEDULE 3 TO SERVICES AGREEMENT

                                  DEPENDENCIES

The Service Provider's delivery of the Services is dependent upon:

(A) The Client and its employees, agents, subcontractors and predecessor service providers (including Investment Advisors, Custodian and Intermediaries) providing information and, as applicable, Instructions to the Service Provider promptly, accurately and in agreed formats and by agreed media.

(B) The Client and its employees, agents, subcontractors and predecessor service providers cooperating where reasonably required with the Service Provider.

(C) The communications systems operated by the Client and third parties (other than Administrative Support Providers) in respect of activities that interface with the Services remaining fully operational.

(D) The authority, accuracy, truth and completeness of any information or data provided by the Client and its employees, agents, subcontractors and predecessor service providers (including Investment Advisors, Custodian and Intermediaries) that is reasonably requested by the Service Provider or is otherwise provided to the Service Provider by Persons for whom the Service Provider is not responsible under the Agreement.

(E) The Client and its employees, agents, subcontractors and predecessor service providers (including Investment Advisors, Custodian and Intermediaries) providing the Service Provider with any reasonable assistance and cooperation requested by the Service Provider in connection with the management and resolution of discrepancies requiring escalation between the Parties.

(F) The Client informing the Service Provider on a timely basis of any modification to, or replacement of, any agreement to which it is a party that is relevant to the provision of the Services.

(G) The Client and any third parties that are not the agents or employees of the Service Provider meeting their respective responsibilities, as set forth in the Agreement and, with respect to such third parties, as listed in the Services Schedule or agreed by the Client or such third parties from time to time, including applicable cut-off times.

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SCHEDULE 3 TO SERVICES AGREEMENT
PAGE 1

                        SCHEDULE 4 TO SERVICES AGREEMENT

                                  FEE SCHEDULE

1.   FEES

Transfer Agency Services for KP Retirement Fund Series, KP Large Cap Equity Fund, KP Small Cap Equity Fund, KP International Equity Fund, KP Fixed Income Fund

     o    $7,500 per Fund per annum

Sub-Transfer Agency Services for the unaffiliated  mutual funds.

     o    $4,000  per un-affiliated  mutual fund per annum

2.   OUT-OF-POCKET EXPENSES AND MISCELLANEOUS CHARGES

In addition to the above fees, Service Provider shall be entitled to receive payment for all reasonable out-of-pocket expenses and reasonable miscellaneous charges incurred by the Service Provider in performing the Services under the Agreement. Upon request, the Service Provider will provide the Client with invoices documenting such expenses and charges.

3. FEE INCREASE

The Service Provider and the Client may agree from time to time to increase the fees set forth in Paragraph 1 of this Schedule 4 to the Agreement. Any such fee increase will become effective only upon the prior written consent of the Client.

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SCHEDULE 4 TO SERVICES AGREEMENT
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                        SCHEDULE 5 TO SERVICES AGREEMENT

                                 LIST OF FUNDS



                         KP RETIREMENT PATH 2015 FUND
                         KP RETIREMENT PATH 2020 FUND
                         KP RETIREMENT PATH 2025 FUND
                         KP RETIREMENT PATH 2030 FUND
                         KP RETIREMENT PATH 2035 FUND
                         KP RETIREMENT PATH 2040 FUND
                         KP RETIREMENT PATH 2045 FUND
                         KP RETIREMENT PATH 2050 FUND
                         KP RETIREMENT PATH 2055 FUND
                         KP RETIREMENT PATH 2060 FUND
                         KP LARGE CAP EQUITY FUND
                         KP SMALL CAP EQUITY FUND
                         KP INTERNATIONAL EQUITY FUND
                         KP FIXED INCOME FUND

















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SCHEDULE 5 TO SERVICES AGREEMENT
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                        SCHEDULE 6 TO SERVICES AGREEMENT

                               BLUE SKY SERVICES


































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SCHEDULE 6 TO SERVICES AGREEMENT
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